Exhibit 99.1

PROXY

CALIFORNIA INDEPENDENT BANCORP

Solicited by the Board of Directors
for the Special Meeting of Shareholders

December 15, 2003

     The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders of California Independent Bancorp and the accompanying Proxy Statement-Prospectus dated October 20, 2003, and, revoking any Proxy heretofore given, hereby constitutes and appoints David A. Offutt, Michael C. Wheeler, and William H. Gilbert, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of Common Stock of California Independent Bancorp, a California corporation, standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Special Meeting of Shareholders of California Independent Bancorp, to be held at Feather River State Bank, 777 Colusa Avenue, Yuba City, California, on Monday, December 15, 2003, at 6:00 p.m. (Pacific Standard Time) or at any adjournment thereof, upon the following items as set forth in the Notice of Meeting and Proxy Statement-Prospectus and to vote according to their discretion on all matters that may be properly presented for action at the meeting or any adjournments thereof. All properly executed proxies will be voted as indicated.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE FOLLOWING ITEMS:

     1.     To approve the principal terms of the merger contemplated by the Agreement and Plan of Merger, dated August 11, 2003, by and between Humboldt Bancorp and California Independent Bancorp, pursuant to which CIB will merge with and into Humboldt and you will receive, at your election (subject to proration), a number of shares of Humboldt common stock or an amount in cash for each share of CIB common stock you own.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

     2.     To approve amendments to the California Independent Bancorp 1989 Amended and Restated Stock Option Plan and the California Independent Bancorp 1996 Stock Option Plan to specify that in the event of a sale, dissolution, liquidation, or merger or consolidation of California Independent Bancorp in which it is not the surviving or resulting corporation, options under each of these plans may be terminated, and the holder of each such option may receive cash in the amount of the positive difference between the price per share received in any such transaction and the respective option exercise price.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

THIS PROXY IS SOLICITED BY AND ON THE BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

     I/WE do      or; I/WE do not      expect to attend this meeting.

Please sign exactly as your name appears on the share certificates. When shares are held by joint tenants, all joint owners should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If more than one person is serving in such a capacity, all should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

Date

Signature (if held jointly)